UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event report) August 29, 2000

FARMLAND INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)
           Kansas                         2-60372                             44-0209330
  (State of Incorporation)        (Commission File Number)       (I.R.S. Employer Identification No.)

                              3315 North Oak Trafficway
                                Kansas City, Missouri                                               64116-0005
                       (Address of principal executive offices)                                     (Zip Code)

816-459-6000

(Registrant's telephone number, including area code)

Not Changed

(Former name or former address, if changed since last report)

ITEM 5. Other Events

During our fourth quarter ending August 31, 2000, Farmland Industries’ financial performance continues to be negatively impacted in several areas of our business. We expect that Crop Nutrients and Protection will operate at a loss, as start-up costs continue to be incurred at our Coffeyville fertilizer facility, and World Grain will incur losses during the fourth quarter. In addition, margins on petroleum products have weakened significantly since mid-June and interest costs have increased. Based on these issues, management anticipates that Farmland’s continuing operations will incur a significant loss for both the quarter-ended and the year-ended August 31, 2000.

During May 2000, we entered into a new Credit Facility which includes covenants related to our ratio of earnings before interest, taxes, depreciation and amortization to net interest expense, our ratio of total debt to total capitalization, and our ratio of senior debt to total capitalization. In addition to these covenants, our ability to borrow under the Credit Facility may be restricted based on our level of receivables and inventories. Based on current projections of losses and asset levels at August 31, 2000, we believe that we will be in compliance with all covenants and will have sufficient capacity to fund our normal operating and capital requirements. However, the covenant related to our ratio of earnings before interest, taxes, depreciation and amortization to net interest expense becomes more restrictive as of November 30, 2000. As would otherwise be the case, our ability to maintain compliance with this and our other covenants will be dependent on our ability to generate earnings from operations or other sources.

We anticipate generating substantial cash receipts during the last quarter of fiscal year 2000 and the first quarter of fiscal year 2001 related to the formation of our Agriliance and our Land O’Lakes Farmland Feed ventures, and from the receipt of tax refunds/deposits related to the favorable settlement of the Terra tax issue. In addition, we are pursuing the sale of certain assets that we believe are not central to our core business operations.

This Form 8-K Current Report contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Where any such forward-looking statement includes a statement of the assumptions or basis underlying such forward-looking statement, we caution that, while we believe such assumptions or basis to be reasonable and made in good faith, the assumed facts or basis almost always vary from actual results, and the differences between the assumed facts or basis and actual results can be material, depending upon the circumstances. Where, in any forward-looking statement, Farmland or its management expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. Such forward looking statements include, without limitation, statements regarding our expectation that we will incur a significant operating loss during the fourth quarter, our ability to maintain compliance with all covenants contained within our credit facility agreement, our ability to generate substantial cash receipts during the fourth quarter of fiscal year 2000 and during the first quarter of fiscal year 2001, our ability to collect our tax refunds/deposits on a timely basis, and our ability to consummate our sale of certain assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

August 29, 2000                                         FARMLAND INDUSTRIES, INC.
      (Date)                                                  (Registrant)

                                By:                      /s/ TERRY M. CAMPBELL
                                   -------------------------------------------
                                                        Terry M. Campbell
                                                    Executive Vice President
                                                   and Chief Financial Officer